UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2024

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11611 N. Meridian St, Suite 330 Carmel, IN 46032
(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

SPAs and Convertible Promissory Notes

As previously disclosed, on November 9, 2023, Neuraxis, Inc. (the “Company”) entered into a securities purchase agreement (the “November SPA”) with Flagstaff International, LLC (“Flagstaff International”) for the issuance and purchase of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), at price per share of $2.38. The aggregate purchase price is $3 million, to be paid in 15 monthly installments of $200,000 each, commencing on the later of January 10, 2024 or a date after stockholders approve of an amendment to the Company’s Certificate of Incorporation to authorize the creation of the Series B Preferred Stock (the “Stockholder Approval”). The Series B Preferred Stock is convertible at any time into shares of common stock of the Company without any further consideration. The closing of this transaction is subject to the Stockholder Approval following which the Company will file the Series B Preferred Stock Certificate of Designation with the Secretary of State of the State of Delaware. Following the issuance of the Series B Preferred Stock, it will rank senior to the common stock with respect to payments upon the liquidation, dissolution and winding up of the Company.

As of the date of this filing, the Company has not yet sought the Stockholder Approval.

On each of February 9, 2024 and February 14, 2024, the Company entered into securities purchase agreements (the “SPAs”) with a total of two accredited investors (the “Investors”) for the issuance and purchase of convertible promissory notes (the “Notes”) for an aggregate purchase price of $457,000. The Notes bear an interest rate of 8.5% per annum, which shall be payable quarterly by the Company in cash or in shares of the Company’s common stock at the conversion price as defined in the form of the Certificate of Designation of the Series B Convertible Preferred Stock attached as an exhibit to the SPAs.

The maturity date of the Notes shall be on the earlier of (i) upon written demand of the Investors occurring on or after twelve (12) months from the date of the Notes in the event that the Series B Preferred Stock has not been duly authorized or (ii) immediately upon the occurrence of an event of default. The Notes will be automatically converted into shares of Series B Preferred Stock (at a conversion price of $2.38 per share) following the date of the Stockholder Approval and the filing of the Certificate of Designation.

In connection with the SPAs and the issuance of the Notes, on the same day, the Company and Investors entered into Registration Rights Agreements (the “Registration Rights Agreements”). Pursuant to the Registration Rights Agreements, the holders of the majority of the Registrable Securities (as defined in the Registration Rights Agreements) then outstanding may request registration of all or any portion of their Registrable Securities, and the Company is required to deliver notice of such request to all other holders of Registrable Securities and prepare and file (i) a resale registration statement on Form S-1 with the SEC within 60 days after the date of the initial request, or (ii) a registration statement on Form S-3 within 30 days after the date of the initial request, and use its best efforts to cause such registration statement to be declared effective by the SEC. The Registration Rights Agreements also provides the Investors with certain piggyback registration rights.

Alexander Capital L.P. acted as placement agent (the “Placement Agent”) in the private offering, and the Company paid the Placement Agent a cash fee of ten percent (10%) of the gross proceeds therefrom. The Company received approximately $400,000 in net proceeds from the initial closings, after deducting the fee payable to the Placement Agent. The Company intends to use the proceeds for working capital and general corporate purposes.

Flagstaff International Amended SPA

On February 12, 2024, the Company and Flagstaff International entered into a First Amendment to Securities Purchase Agreement (the “First Amendment”). The First Amendment provides for the issuance and purchase of a convertible promissory note with substantially the same terms as the Notes. In conformity with the original securities purchase agreement entered into by the parties in November 2023, Flagstaff International will pay $3 million in 15 monthly installments of $200,000. Following the date of the Stockholder Approval and the filing of the Certificate of Designation, any amounts paid by Flagstaff International to purchase convertible promissory notes will be converted into shares of Series B Preferred Stock at a conversion price of $2.38 per share. In addition, following the date of the Stockholder Approval and the filing of the Certificate of Designation, all monthly payments will result in the issuance of shares of Series B Preferred Stock rather than the issuance of a convertible promissory note. As of the date of this filing, Flagstaff International has made one payment of $200,000 to the Company.

The foregoing description of the SPAs, the Notes, the Registration Rights Agreements, and the First Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the form SPA, the form Note, the form Registration Rights Agreement, and the First Amendment, copies of which are filed with this current report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto, respectively, and are hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure regarding the Notes required by this Item 2.03 is set forth in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Registration Rights Agreement
10.4	First Amendment to Securities Purchase Agreement, dated February 12, 2024, between the Company and Flagstaff International
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2024	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer